Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 17, 2022 relating to the financial statements of PBF Energy Inc. and subsidiaries and the effectiveness of PBF Energy Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of PBF Energy Inc. for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

June 9, 2022